Exhibit 99.1

Aptera Motors Reports Second Quarter and First Half 2026 Financial Results

August 12, 2026

●	Reports Q2 2026 GAAP Net Loss of $10.9 Million and First Half 2026 GAAP Net Loss of $21.1 Million
●	Calculates Q2 2026 Adjusted Net Loss of $7.2 Million and First Half 2026 Adjusted Net Loss of $13.4 Million (Non-GAAP)
●	Ended Quarter with $10.1 Million in Cash and Cash Equivalents; Raised an Additional $6.0 Million in Gross Proceeds Subsequent to Quarter-End in a Warrant Inducement Transaction
●	Received EPA Certificate of Conformity for the 2026 Launch Edition and Ordered Bodies and Chassis for the First 40 Production Vehicles Subsequent to Quarter-End
●	Raised Approximately $24.6 Million in Gross Capital Year-to-Date Through Public Offering, Warrant Inducements and Equity Line of Credit

CARLSBAD, Calif., August 12, 2026 (GLOBE NEWSWIRE) — Aptera Motors Corp. (NASDAQ: SEV) (“Aptera” or the “Company”), a solar mobility company advancing ultra-efficient transportation, today reported its financial results for the second quarter and six months ended June 30, 2026.

“The second quarter marked a meaningful operational inflection as we placed orders for important components of our first 40 production vehicles and continued to advance the validation vehicle program that will support the transition to low-volume production. We remained disciplined on the administrative side of the business — reducing general and administrative expense year-over-year — while materially stepping up our investment in engineering, vehicle validation, and production readiness. Every incremental dollar of cash is going into the building blocks that move Aptera closer to its first customer deliveries,” said Chris Anthony, Co-CEO of Aptera. “

Second Quarter and First Half 2026 Financial Highlights

(In thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
GAAP net loss	$(10,884)	$(12,071)	$(21,079)	$(22,938)
Adjusted net loss (Non-GAAP)*	$(7,184)	$(2,361)	$(13,377)	$(7,152)

GAAP net loss per share, basic and diluted	$(0.30)	$(0.52)	$(0.61)	$(0.98)
Adjusted net loss per share, basic and diluted (Non-GAAP)*	$(0.20)	$(0.10)	$(0.39)	$(0.31)

Key Financial Data:
Operating expenses	$11,163	$13,904	$21,495	$25,067
Other income, net	$279	$1,833	$416	$2,129

*See “Use of Non-GAAP Financial Measures” and reconciliation table below.

Business Update

On June 18, 2026, the Company received a Certificate of Conformity from the U.S. Environmental Protection Agency for its 2026 Launch Edition, satisfying one of the two primary federal certifications required to legally sell the vehicle in the United States. The Company publicly announced this milestone on July 7, 2026.

Subsequent to quarter-end, on July 14, 2026, the Company announced a partnership with RepairPal, the largest trusted network of certified auto repair shops in the United States, to establish nationwide service coverage for future Aptera owners. On August 4, 2026, the Company issued purchase orders for the bodies and chassis for its first 40 production vehicles, marking a significant step in the transition from validation to production.

As of the date of this release, the Company had approximately 50,000 reservation holders for its first vehicle.

Liquidity

As of June 30, 2026, the Company had $10.1 million in cash and cash equivalents and continues to maintain access to its equity line of credit (ELOC), subject to customary conditions. Subsequent to quarter end, the Company raised approximately $6.0 million in gross proceeds in a warrant inducement transaction. The Company estimates that an additional $40 million to $45 million is required to fund the initial low-volume production phase. Additional details regarding the Company’s going concern assessment are provided in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

During 2026 through the date of this release, the Company raised approximately $24.6 million in aggregate gross proceeds — $9.0 million from a follow-on public offering, $14.1 million from warrant inducements and other exercises, and $1.5 million from sales under the ELOC.

Use of Non-GAAP Financial Measures

This press release includes Adjusted Net Loss and Adjusted Net Loss Per Share, which are non-GAAP financial measures. We define Adjusted Net Loss as GAAP net loss, excluding (i) non-cash stock-based compensation expense and (ii) the litigation settlement charge related to the Company’s previously disclosed litigation with Zaptera USA, Inc., which was settled and dismissed with prejudice in April 2026. We believe that these non-GAAP measures, when viewed in conjunction with our GAAP results, provide a more complete understanding of our core operating performance and trends, as these adjustments remove non-cash expenses and a discrete, non-recurring charge related to a legacy matter that does not reflect our ongoing operations.

These non-GAAP measures are presented in addition to, and not as a substitute for, GAAP results. Non-GAAP measures have material limitations and may not be comparable to similarly titled measures of other companies. We encourage investors to review these measures together with our GAAP results and the reconciliations provided.

(Unaudited) Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss

(In thousands, except share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
GAAP Net Loss	$(10,884)	$(12,071)	$(21,079)	$(22,938)
Add: stock-based compensation (G&A)	2,295	5,896	3,636	11,167
Add: stock-based compensation (R&D)	1,405	3,814	3,420	4,619
Add: Zaptera litigation settlement charge	—	—	646	—
Non-GAAP adjusted net loss	$(7,184)	$(2,361)	$(13,377)	$(7,152)

Weighted-Average Shares Outstanding	36,843,558	23,412,769	34,507,674	23,422,208

GAAP net loss per share, basic and diluted	$(0.30)	$(0.52)	$(0.61)	$(0.98)
Non-GAAP adjusted net loss per share, basic and diluted	$(0.20)	$(0.10)	$(0.39)	$(0.31)

About Aptera Motors Corp.

Aptera Motors Corp. (Nasdaq: SEV) is a solar mobility company driven by a mission to advance the future of efficient transportation. Its flagship vehicle is conceived to be a paradigm-shifting solar electric vehicle that leverages breakthroughs in aerodynamics, material science, and solar technology to pursue new levels of efficiency. As a public benefit corporation, Aptera is committed to building a sustainable business that positively impacts its stakeholders and the environment. Aptera is headquartered in Carlsbad, California. For more information, please visit www.aptera.us.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our plans and expectations for validation builds, the expansion of our validation fleet and testing program, timing of component deliveries, anticipated commencement of assembly, future production, manufacturing and assembly scale-up, our expected capital needs and financing plans, the potential exercise of outstanding warrants, our ability to access and utilize our equity line of credit, our path to low-volume production, the timing and scope of customer deliveries, and our overall business strategy and outlook. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” “continue,” “advancing,” “scaling” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Aptera’s control. These risks include, among others, supply chain delays and disruptions; our ability to hire key personnel; the possibility that reservations may be cancelled or otherwise not result in binding purchase orders; the feasibility and timing of scaling our manufacturing processes; the availability and timing of required capital, and market conditions affecting financing; regulatory approvals and compliance; our ability to continue as a going concern absent additional financing; our ability to access capital under our equity line of credit and other sources on acceptable terms and timing; our dependence on successful validation builds and timely component deliveries to achieve any production milestones; the previously disclosed material weaknesses in our internal control over financial reporting and the timing and cost of remediation; the ongoing SEC investigation; and other risks described in our Annual Report on Form 10-K for the year ended December 31, 2025, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, and our other filings with the Securities and Exchange Commission. The forward-looking statements included in this press release represent Aptera’s views as of the date of this press release. Aptera anticipates that subsequent events and developments will cause its views to change. Aptera undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Aptera’s views as of any date subsequent to the date of this press release.

Contacts

Investor Relations:

Aptera Motors Corp.

ir@aptera.us

Media Contact:

media@aptera.us